UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	98-0635229 (IRS Employer Identification No.)

6 Chesterfield Gardens London, England (Address of principal executive offices)	W1J 5BQ (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

3.250% Senior Notes Due 2016 4.700% Senior Notes Due 2021	New York Stock Exchange, LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐
Securities Act registration statement file number to which this form relates: 333-156705
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
     Ensco plc (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated March 8, 2011 (the “Prospectus Supplement”) to a prospectus dated January 13, 2009 (the “Prospectus”) contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-156705), which Registration Statement was filed with the Commission on January 13, 2009, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.
     The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” and “Certain U.S. Federal and U.K. Tax Consequences” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.	Exhibits.

Exhibit No	Description of Exhibit
4.1.
Indenture dated as of March 17, 2011 (the “Indenture”) by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (incorporated herein by reference to Exhibit 4.22 to Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

4.2.
First Supplemental Indenture dated as of March 17, 2011 by and between the Company and the Trustee (incorporated herein by reference to Exhibit 4.23 to Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

4.3.
Form of Global Note for 3.250% Senior Notes due 2016 (incorporated by reference to Exhibit A of Exhibit 4.23 to Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

4.4.
Form of Global Note for 4.700% Senior Notes due 2021 (incorporated by reference to Exhibit B of Exhibit 4.23 to Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ensco plc
Date: March 17, 2011	By:	/s/ Cary A. Moomjian, Jr.
Cary A. Moomjian, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No	Description of Exhibit
4.1.
Indenture dated as of March 17, 2011 (the “Indenture”) by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (incorporated herein by reference to Exhibit 4.22 to Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

4.2.
First Supplemental Indenture dated as of March 17, 2011 by and between the Company and the Trustee (incorporated herein by reference to Exhibit 4.23 to Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

4.3.
Form of Global Note for 3.250% Senior Notes due 2016 (incorporated by reference to Exhibit A of Exhibit 4.23 to Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

4.4.
Form of Global Note for 4.700% Senior Notes due 2021 (incorporated by reference to Exhibit B of Exhibit 4.23 to Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).